Deutsche Portfolios
                          Form: N-SAR February 28, 1998
                                Semiannual Report
                              Attachment - Item 77O


                                               Transactions effected pursuant
 to Rule 10f-3

Series #5 Provesta Portfolio

Transaction 1 - Purchase of Beru AG.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.

    M.M Warburg & Co. (Is was not an affiliated underwriter of the Portfolio.)

2. Identify the affiliated underwriting syndicate's member(s).

   Deutsche Morgan Grenfell was the affiliated underwriter of the Portfolio and the syndicate included various other underwriters.

3. Terms of the transaction.

The Provesta Portfolio purchased 370 shares of common stock of Beru AG, a company in continuous operation for 3+ years, in an initial public offering at the offering price of DM37.5 per share on October 16, 1997. The percentage of the offering purchased by the Provesta Portfolio was less than 0.5% of the total offering. This purchase represented less than 1% of the Provesta Portfolio's assets. The commission, spread or profit to be received by the underwriters of the securities was reasonable and fair compared to the commission, spread or profit received by other underwritiers in connection with the underwriting of similar securities being sold during a comparable period of time.

4. Information or materials upon which the determination described in paragraph
 (h)(3) of the rule 10f-3 was made.

The information described in item 1 through 3 above was provided to the Board of Directors at the January 19, 1998 meeting as well as information supporting the reasonableness of the spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.




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                               Deutsche Portfolios
                          Form: N-SAR February 28, 1998
                                Semiannual Report
                              Attachment - Item 77O


                                               Transactions effected pursuant
to Rule 10f-3

Series #5 Provesta Portfolio

Transaction 2 - Purchase of Banca di Roma. Sold in an eligible Foreign Offering to which all the following apply: - public offering conducted under laws of country other than USA; and - subject to regulation by the foreign financial regulatory authority in Italy - fixed price offering; and - financial statements of the issuer for the two years prior to the offering were made publicly available in connection with the offering.
If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.

    Goldman Sachs International. (Is was not an affiliated underwriter of the Portfolio.)

2. Identify the affiliated underwriting syndicate's member(s).

   Deutsche Morgan Grenfell was the affiliated underwriter of the Portfolio and the syndicate included various other underwriters.

3. Terms of the transaction.

The Provesta Portfolio purchased 2,400 shares of common stock of Banca di Roma, a company in continuous operation for 3+ years, in an initial public offering at the offering price of 1,385Lira per share on December 1, 1997. The percentage of the offering purchased by the Provesta Portfolio was less than 25% of the total offering. The commission, spread or profit to be received by the underwriters of the securities was reasonable and fair compared to the commission, spread or profit received by other underwritiers in connection with the underwriting of similar securities being sold during a comparable period of time.

4. Information or materials upon which the determination described in paragraph
 (h)(3) of the rule 10f-3 was made.
 .

The information described in item 1 through 3 above will be provided to the Board of Directors at the April 29, 1998 meeting as well as information supporting the reasonableness of the spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.




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